             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date or Report (Date of earliest event reported)
                      February 10, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            752421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100

ITEM 5. OTHER EVENTS

Set forth below in their entirety are two (2) News Releases issued by EEX Corporation on February 10, 1998:


                EEX REPORTS FINANCIAL RESULTS

      HOUSTON,  TEXAS (February 10, 1998) -- EEX Corporation

(NYSE:  EEX)  reported  a net loss for  the  fourth  quarter ending December 31, 1997 of $19 million, or $0.15 per share,

compared to a restated $10 million loss, or $0.08 per share,

for  the  same period a year ago. During the fourth quarter,

the  Company  continued its program of restructuring  assets and deploying resources from onshore U. S. into its Gulf  of

Mexico  and  international focus areas.   As  part  of  that

program,  the  Company  sold onshore assets  in  the  fourth quarter with a net book value of $24 million and realized  a

gain  of  $45  million ($29 million after-tax).   EEX's  new

independent   reserve   engineers,  Netherland,   Sewell   &

Associates, completed their review of the company's oil  and

gas  reserves  begun in the third quarter  of  1997.   As  a

result  of  this  review,  the  Company  reported  year  end reserves  of approximately 600 Bcfe net of revisions,  asset

sales  and  reserve  additions.   This  review  resulted  in

property  impairment amounting to $50 million in the  fourth

quarter.   Excluding these non-recurring items,  net  income

for  the  fourth  quarter of 1997 was  break-even  versus  a restated loss of $14 million in the fourth quarter of 1996.

     "1997 was a year of significant transition for EEX.  We

are  now  focused  on the dramatic growth potential  of  our deepwater  Gulf  of Mexico program as we follow  up  on  our recent  Llano  discovery," said Tom Hamilton,  Chairman  and

President, Chief Executive Officer.

     For  the  twelve months ended December  31,  1997,  the

Company  reported a restated net loss of   $216  million  or

$1.71  per  share, compared to a restated net  loss  of  $37 million, or $0.29 per share, for the twelve months of  1996.

Included  in 1997 results are non-recurring items  including

expenses   associated   with  the  Company's   restructuring

program, impairment of producing oil and gas properties
and gains  on  sales  of property, plant and  equipment.   After

adjusting for these items, the twelve-month results for 1997 were a loss of $33 million versus a $56 million loss for the full year of 1996.


                           (more)



      Revenues of $74 million in the fourth quarter of  1997

and  $314  million  for  the entire  year  were  lower  when compared to the same periods in 1996, primarily due to lower average crude oil prices and lower crude oil and natural gas

sales   volumes.   Lower  volume  resulted  primarily   from

property  sales.   However, lower revenues  were  offset  by

lower expenses in 1997 versus 1996, primarily from reduction

in   operating  costs,  G&A,  exploration  costs  and   DD&A

expenses.

      EEX  Corporation is a natural gas and oil  exploration

and production company with activities currently focused  in

Texas and the Gulf of Mexico.



                           (more)


This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements.


  For additional information, call 1-888-EEX-NEWS, or visit
              our Website at http://www.eex.com

                       EEX CORPORATION
               FINANCIAL OPERATING HIGHLIGHTS

                                 Three Months           Year Ended
                                Ended December         December 31
                                      31
                                 (Unaudited)
                                1997      1996        1997      1996
                                         (Resta                (Resta
                                          ted)                  ted)
INCOME STATEMENT DATA
(In thousands - except per
share data)
Natural gas                    $44,928   $56,196    $199,754  $217,968
Oil and condensate              19,799    27,945      91,029    98,529
Natural gas liquids              4,193     1,656       9,161     8,099
Cogeneration operations          4,910     3,345      13,297    11,400
Other                               89       524         972     2,150

Total revenues                  73,919    89,666     314,213   338,146

Production and operating
  expenses                      11,643    14,985      48,960    70,325
Exploration                      5,386    25,209      70,599    93,544
Depreciation and amortization   32,132    48,836     144,485   169,864
Impairment of producing oil
   and gas properties           49,910      -        260,112      -
Loss (Gain) on sales of
  property, plant
    and equipment              (44,914)   (5,792)    (52,917)  (30,175)
Unusual charges - net              693         -      27,105      -
Cogeneration operations          2,639     2,371      10,381     9,924
General, administrative and
  other                          6,304    10,996      28,485    34,995
Taxes, other than income and
  payroll                        3,732     5,497      17,356    21,715

Total expenses                  67,525   102,102     554,566   370,192


Operating income (loss)          6,394   (12,436)   (240,353)  (32,046)
Interest and other - net        (4,587)   (3,818)    (29,770)  (24,791)

Income (loss) before income
  taxes                          1,807   (16,254)   (270,123)  (56,837)

Income tax expense (benefit)    15,720    (5,727)    (58,945)  (20,036)

Minority interest               (4,852)      -        (4,925)      -

Net income (loss)             $(18,765) $(10,527)  $(216,103) $(36,801)

Basic and diluted net income
 (loss) per share                (0.15)    (0.08)      (1.71)    (0.29)

Weighted average shares
  outstanding                  126,641   126,632     126,641   126,557

CASH FLOW DATA (In thousands)
Cash flow from operating
  activities                   $44,502   $21,954     $87,389  $140,011
Capital expenditures            51,625    23,837     180,147   174,349

SALES VOLUMES
Natural gas (MMcf)              20,296    24,043      84,469   100,544
Crude Oil (MBbls)                1,091     1,354       4,753     5,080
Natural gas liquids (MBbls)        299        88         664       660
Total volumes (Mmcfe)           28,636    32,695     116,911   134,984

AVERAGE SALES PRICE
Natural gas (per Mcf)            $2.21     $2.34       $2.36     $2.17
Crude Oil (per Bbl)              18.15     20.64       19.19     19.40
Natural gas liquids (per Bbl)    14.02     18.82       13.80     12.27




                               ###

      EEX DOUBLES INTEREST IN TUBAN BLOCK IN INDONESIA

     HOUSTON,  TEXAS (February 10, 1998) -- EEX  Corporation

(NYSE: EEX) has entered into an agreement with Risjad  Salim

Petroleum (Tuban) Ltd. ("RSP") to acquire, as of January  1,

1998,   RSP's  25%  participation  interest  in  the   Tuban

Production Sharing Contract located on the island of Java in

Indonesia.  This transaction will increase EEX's interest in the  Tuban block to 50%.  In addition to several exploration prospects,  the Tuban block contains the Mudi  field,  which began  producing  in late 1997 and is expected  to  reach  a production level of 20,000 barrels per day by the end of the first quarter.  In return for the RSP interest, EEX will pay approximately  $40  million plus a  portion  of  future  net profits.

       "This  acquisition  fits  our  strategy  to  redeploy

proceeds  from non-core asset sales into growth  areas  with greater  upside  potential  and higher  returns,"  said  Tom

Hamilton, Chairman and President, Chief Executive Officer.

     EEX  Corporation  is a natural gas and oil  exploration

and production company with activities currently focused  in

Texas and the Gulf of Mexico.



                             ###


This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and
Section 21E of the Securities Exchange Act of 1934.
Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements.


For additional information, call 1-888-EEX-NEWS, or visit our Website at http://www.eex.com

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                  By:  /s/ R. E. Schmitz
                                      -------------------
                                      R. E. Schmitz
                                      Vice President and
                                      Controller



Date:     February 12, 1998